EXHIBIT 99.1      SOFTWARE HOLDRS TRUST PROSUPP DATED JUNE 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2000)

                                   [LOGO](sm)

                        1,000,000,000 Depositary Receipts
                            Software HOLDRS(sm) Trust

         This prospectus supplement supplements information contained in the prospectus dated September 26, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS(sm) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                             Share         Primary
                           Name of Company                    Ticker        Amounts    Trading Market
           -------------------------------------------        ------        -------    --------------
           Adobe Systems Incorporated                          ADBE            6         Nasdaq NMS
           BMC Software, Inc.                                  BMC             7            NYSE
           Check Point Software Technologies Ltd.              CHKP            6         Nasdaq NMS
           Computer Associates International, Inc.              CA            17            NYSE
           i2 Technologies, Inc.                               ITWO           10         Nasdaq NMS
           Intuit Inc.                                         INTU            6         Nasdaq NMS
           Macromedia, Inc.                                    MACR            1         Nasdaq NMS
           Mercury Interactive Corporation                     MERQ            2         Nasdaq NMS
           Micromuse Inc.                                      MUSE            2         Nasdaq NMS
           Microsoft Corporation                               MSFT           15         Nasdaq NMS
           Nuance Communications, Inc.                         NUAN            1         Nasdaq NMS
           Oracle Corporation                                  ORCL           24         Nasdaq NMS
           Peoplesoft, Inc.                                    PSFT            8         Nasdaq NMS
           Openwave Systems lnc.                               OPWV            2         Nasdaq NMS
           Rational Software Corporation                       RATL            5         Nasdaq NMS
           SAP AG-preference shares                            SAP            16            NYSE
           Sapient Corporation                                 SAPE            3         Nasdaq NMS
           Siebel Systems, Inc.                                SEBL            8         Nasdaq NMS
           TIBCO Software Inc.                                 TIBX            5         Nasdaq NMS
           Veritas Software Corporation                        VRTS            7         Nasdaq NMS

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2001.